Exhibit 21

NORDSON CORPORATION
Subsidiaries of the Registrant

The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant’s consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized.

Jurisdiction
of Incorporation	Name

INTERNATIONAL: Australia	Nordson Australia Pty. Limited
Austria	Nordson Osterreich GmbH(1)
Belgium	Nordson Benelux S.A./N.V.
Brazil	Nordson do Brasil Industria e Comercio Ltda.
Canada	Nordson Canada Limited
China	Nordson (China) Co., Ltd.
China	Dage Test Systems (Suzhou) Co. Ltd.(2)
China	Dage Trading (Suzhou) Co. Ltd.(2)
Colombia	Nordson Andina Limitada
Czech Republic	Nordson CS, spol.s.r.o.
Denmark	Nordson Danmark A/S
Finland	Nordson Finland Oy
France	Nordson France S.A.S.
France	Dosage 2000(3)
Germany	Nordson Deutschland GmbH(4)
Germany	Nordson Engineering GmbH(5)
Germany	Dage Deutschland GmbH(6)
Germany	Nordson Holdings S.a.r.l. & Co. KG(7)
Germany	Picodostec GmbH(8)
Germany	G L T Gesellschaft für Löttechnik mbH(8)
Hong Kong	Nordson Application Equipment, Inc.
Hong Kong	Nordson Asia Pacific, Ltd.
India	Nordson India Private Limited
Italy	Nordson Italia S.p.A.
Japan	Nordson K.K.
Japan	Nordson Asymtek K.K.
Japan	Dage Arctek(2)
Luxembourg	Nordson European Holdings Luxembourg Sarl
Luxembourg	Nordson Sarl(9)
Luxembourg	Nordson Luxembourg Sarl(10)
Malaysia	Nordson (Malaysia) Sdn. Bhd.
Mexico	Nordson de Mexico, S.A. de C.V.
The Netherlands	Nordson Benelux B.V.
The Netherlands	Nordson B.V.
New Zealand	Nordson New Zealand
Norway	Nordson Norge A/S
Poland	Nordson Polska Sp.z.o.o.
Portugal	Nordson Portugal Equipamento Industrial, Lda.
Russia	Nordson Russia Limited Liability Company
Singapore	Nordson S.E. Asia (Pte.) Ltd.
Singapore	Dage (SEASIA) Pte. Ltd.(2)

80

Subsidiaries of the Registrant — Continued

Jurisdiction
of Incorporation	Name

INTERNATIONAL:
South Africa	MLT Systems Holdings (Pty.) Limited
South Korea	Nordson Korea
Spain	Nordson Iberica, S.A.
Sweden	Nordson AB
Switzerland	Nordson (Schweiz) A.G.(11)
United Kingdom	Nordson (U.K.) Limited
United Kingdom	Dage Holdings Limited
United Kingdom	Dage Precision Industries Ltd.(6)

DOMESTIC:
California	Asymptotic Technologies, Inc.(12)
California	March Plasma Systems, Inc.
California	H.P. Solutions, Inc.(13)
California	Dage Precision Industries, Inc.(6)
California	YESTech, Inc.
Ohio	Nordson U.S. Trading Company
Rhode Island	Nordson EFD LLC. (14)
Rhode Island	EFD, International, Inc.(3)

Ownership Legend

(1)  Name changed effective May 2010

(2)  Owned by Dage Precision Industries Limited

(3)  Owned by Nordson EFD LLC

(4)  Owned by Nordson Engineering GmbH and Nordson Holdings S.a.r.l. & Company KG

(5)  Owned by Nordson Holdings S.a.r.l. & Company KG

(6)  Owned by Dage Holdings Limited

(7)  Owned by Nordson Sarl and Nordson Luxembourg Sarl

(8)  Owned by Nordson Deutschland GmbH

(9)  Owned by Nordson Luxembourg Sarl

(10) Owned by Nordson European Holdings Luxembourg Sarl

(11) Owned by Nordson Benelux S.A./N.V.

(12) Doing business as Nordson Asymtek

(13) Doing business as H.F. Johnston Manufacturing, Inc.

(14) Previously known as Electron Fusion Devices, Inc.

81